Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Oaktree Strategic Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated August 14, 2026

The Offer and withdrawal rights will expire on September 11, 2026 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on September 11, 2026, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail SS&C GIDS, Inc. Attn: Oaktree Strategic Credit Fund P.O. Box 219790 Kansas City, MO 64121-9790	Fax: 816-398-6662 (local); 833-623-2398 (toll-free) FOR ADDITIONAL INFORMATION CALL: 844-825-0488

Overnight Mail SS&C GIDS, Inc. Attn: Oaktree Strategic Credit Fund 801 Pennsylvania Avenue, Suite 219790 Kansas City, MO 64105-1407	Email OAKCAPITAL.ai@sscinc.com

You are responsible for confirming that this Notice of Withdrawal (this “Notice”) is received timely by SS&C GIDS, Inc., the Fund’s transfer agent (the “Transfer Agent”). To assure good delivery, please send this Notice to the Transfer Agent and not to your financial advisor. If you fail to confirm receipt of this Notice with the Transfer Agent, there can be no assurance that your withdrawal will be honored by the Fund.

DELIVERY OF THIS NOTICE OF WITHDRAWAL OF TENDER TO AN ADDRESS

OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID

DELIVERY TO THE TRANSFER AGENT.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Partial Withdrawal: If you wish to withdraw your previous tender only in part, please check the following box and provide the requested information.

The undersigned wishes to make a partial withdrawal of the Shares previously tendered, as follows:	☐

Number of Shares to be withdrawn:
Class of Shares to be withdrawn:

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip Telephone Number:

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Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

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Notice of Withdrawal of Tender

Regarding Shares in Oaktree Strategic Credit Fund

For Clients of Merrill Lynch, Pierce, Fenner & Smith Incorporated

Tendered Pursuant to the Offer to Purchase

Dated August 14, 2026

The Offer and withdrawal rights will expire on September 11, 2026 and your Merrill Lynch Financial Advisor/Portfolio Manager must submit this Notice of Withdrawal for processing by 11:59 p.m.,

Eastern Time, on September 11, 2026, unless the Offer is extended

Complete this Notice of Withdrawal and deliver to your Merrill Lynch Financial Advisor/Portfolio Manager.

For additional information call your Merrill Lynch Financial Advisor/Portfolio Manager.

You are responsible for confirming that this Notice is submitted for processing timely by your Merrill Lynch Financial Advisor/Portfolio Manager. If you fail to confirm timely submission of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Dear Shareholder:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

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